Exhibit 99.2

GENERAL ASSIGNMENT AND BILL OF SALE

THIS GENERAL ASSIGNMENT AND BILL OF SALE (this “Assignment”) is made as of the 10th day of December, 2015, by and between Evans Brewing Company Inc., a Delaware corporation (“Assignee”), and Bayhawk Ales Inc., a Delaware corporation (“Assignor”). The Assignor and Assignee may each be referred to herein as a “Party” and collectively as the “Parties.”

R E C I T A L S

A.       Assignor presently owns the assets described in Exhibit A to this Assignment and any and all improvements thereon.

B.       Pursuant to that certain Asset Purchase and Share Exchange Agreement, with an Effective Date of October 15, 2014, between Assignor and Assignee (as may have been amended from time to time, the “Agreement”), Assignor is, simultaneously with the execution of this Assignment, transferring to Assignee all of its right, title and interest in the Property (defined below) (the “Property Transfer”) under the terms and conditions more fully set forth in the Agreement.

C.       In connection with the Property Transfer, Assignor desires to assign, transfer, give and convey to Assignee, and Assignee desires to acquire from Assignor, all of Assignor’s interest, in and to the following described rights, interests and property relating to the Property.

T E R M S   A N D   C O N D I T I O N S

NOW THEREFORE, for and in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignee and Assignor hereby agree as follows:

1.       Bill of Sale. Assignor hereby transfers, grants, assigns, and conveys to Assignee all of Assignor’s right, title and interest in and to those assets described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”). The Parties specifically understand, acknowledge, and agree that the Property assigned by Assignor to Assignee does not include the shares of Evans Brewing Company Inc., a California corporation (“Evans California”), and that the Assignor shall retain ownership of the shares of Evans California at this time. Assignor hereby warrants full and complete ownership of and good title to the Property transferred herein, the right to sell the same, and that there are no liens, encumbrances or charges thereon or against the same, and to defend the title and possession transferred to the Assignee against all claims.

2.       Assignment. Assignor assigns, transfers, sets over, and conveys to Assignee, to the fullest extent the same are assignable, all of Assignor’s right, title, and interest, in and to (i) any and all warranties and/or guaranties of any kind, express or implied, written or oral, relating to the Property, (ii) any and all licenses, contracts, benefits from development agreements, consents, approvals or permits relating to the Property (collectively, the “Entitlements”), (iii) any applications, reports, drawings, studies, plans, assessments, and all other documents, information and materials in any way related to the Property and/or the Entitlements (including without limitation all feasibility materials related to the Property in Seller’s possession or control), and (iv) any and all benefits, rights and intangible property, intellectual property or assets in any way related to the Property and/or the Entitlements.

3.       Binding Effect. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

4.       Construction; Definitions. This Assignment shall be construed according to Florida law. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

5.       Counterparts. This Assignment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be executed as of the day and year first written.

ASSIGNOR:	Bayhawk Ales, Inc.
a Delaware corporation

	By:	/s/ Evan M. Rapport
	Name:	(print): Evan M Rapport
	Its:	President

ASSIGNEE:	Evans Brewing Company Inc.,
a Delaware corporation

	By:	/s/ Michael J. Rapport
	Name	(print): Michael J Rapport
	Its	(title): President

EXHIBIT A

(To General Assignment and Bill of Sale)

All assets of Bayhawk Ales, including (A) personal property, intellectual property, inventory, selected distribution contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales labels; and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands (collectively, the “Transferred Assets”), and the assumption by EBC, pursuant to the terms and conditions set forth in the Agreement and the Assignment and Assumption Agreement of even or near date herewith, of all of the liabilities of Bayhawk (the “Assumed Liabilities”). (The “Evans Brands” include the former assets of Pig’s Eye Brewing Company, including its original beers, lagers and ales (“Pig’s Eye Brands”), as well as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents.)

Expressly Excluded: Any shares of stock or other ownership of Evans Brewing Company, a California corporation, which will be retained by Bayhawk Ales.